Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Allscripts Healthcare Solutions, Inc.:

We consent to the incorporation by reference in the registration statement on the Post Effective Amendment No. 2 to Form S-3 (No. 333-119351) of Allscripts Healthcare Solutions, Inc. of our reports dated March 4, 2005, relating to the consolidated balance sheet of Allscripts Healthcare Solutions, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2004, and the related consolidated financial statement schedule, which reports appear in the December 31, 2004 annual report on Form 10-K of Allscripts Healthcare Solutions, Inc. We also consent to the incorporation by reference of our report on management’s assessment of the effectiveness of internal control over financial reporting included in the annual report of Allscripts Healthcare Solutions, Inc. on Form 10-K for the year ended December 31, 2004 in those registration statements.

/s/ GRANT THORNTON LLP

Chicago, Illinois

May 31, 2005